                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 17,
                                     1999)
                                     PROSPECTUS NUMBER: 8162


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $160,000,000


CUSIP NUMBER:            59081S2R4


INTEREST RATE:           6.07000%


ORIGINAL ISSUE DATE:     April 6, 1999


STATED MATURITY DATE:    April 6, 2004


INTEREST PAYMENT DATES:  Each April 6 and October 6, commencing on October 6, 1999 through and including the Stated Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   March 31, 1999

